                                                                    EXHIBIT 32.3

                      CERTIFICATION PURSUANT TO SECTION 906
                        OF THE SARBANES-OXLEY ACT OF 2002

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned certifies that this periodic report fully complies with the requirements of
Section 13(a) of 15(d) of the Securities Exchange Act of 1934 and that information contained in the periodic report fairly presents, in all material respects, the financial condition and results of operations of the issuer.



Date: November 4, 2005



                                                     Joseph A. Santangelo
                                                     --------------------
                                                     Joseph A. Santangelo
                                                     Chief Financial Officer